INDEPENDENT AUDITORS CONSENT

We consent to the use in this Registration Statement of DESA International, Inc. on Form S-4 of our report dated April 3, 1998, appearing in the Prospectus which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
August 5, 1998